Exhibit 99.1

PRESS RELEASE – FOR IMMEDIATE RELEASE

Gaucho Responds to Notice of Default

Gaucho Received Notice of Default from Convertible Promissory Noteholder

Miami, FL / February 27, 2024 / Gaucho Group Holdings, Inc. (NASDAQ: VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced that on February 21, 2024, the Company received an Event of Default Redemption Notice from 3i, LP providing notice of Events of Default arising under the Senior Secured Convertible Note issued February 21, 2023 by the Company to 3i, LP, the Securities Purchase Agreement, Registration Rights Agreement, Security Agreement, and Pledge Agreements between the Company and 3i, LP dated as of the same date (the “Note Documents”). 3i, LP demanded immediate payment of the Event of Default Redemption Price equal to a minimum of $3,437,645.74.

It is the Company’s position that the Note Documents are illegal, due to 3i, LP’s failure to register as a dealer within the meaning set forth in Section 3(a)(5)(A) the Securities Exchange Act of 1934 (“Exchange Act”). Therefore, 3i, LP, violated Section 15(a) by engaging in interstate securities transactions with the Company absent effective dealer registration. Because of these violations of Section 15(a), the Company has filed a lawsuit against 3i in the United States District Court for the District of Delaware seeking to have the Note Documents between it and 3i, LP declared void and transactions effectuated thereunder rescinded pursuant to Section 29(b) of the Exchange Act. The Company believes that the Notice of Default is a retaliatory response to the Company’s lawsuit against 3i.

Dealer registration pursuant to Section 15(a) of the Exchange Act has become a focus of regulatory enforcement and private litigation in recent years. Federal and state courts across the country have been tasked to examine whether parties who enter into various securities transactions with issuers, frequently structured by a securities purchase agreement, convertible note and/or warrant, are “engaged in the business of buying and selling securities … for such person’s own account,” and, therefore, are dealers that must be registered with the U.S. Securities and Exchange Commission and a recognized self-regulatory organization, such as FINRA, before effecting, inducing or attempting to induce an interstate securities transaction. Numerous courts that have examined similar fact patterns have almost unanimously reached the same conclusion: the unregistered person acted in violation of Section 15(a)’s registration requirement. Upon demonstrating a violation of Section 15(a), courts have imposed civil penalties, awarded disgorgement and/or cancelled all outstanding transactions. For more information, see “SEC’s Dealer Crackdown Wins in Court, Alarming Investment Firms”.

“Our focus continues to provide transparency and to protect the long-term value for our Company and our stockholders. We believe that unregistered dealer litigation provides an opportunity to protect our retail investment community from future unlawful dilution,” said Scott Mathis, CEO and Chairman of the Gaucho Board of Directors.

About Gaucho

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on EDGAR. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com